UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement ☐ Definitive Proxy Statement ☒ Definitive Additional Materials ☐ Soliciting Material Pursuant to §240.14a-12	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

ACREAGE HOLDINGS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

Notice of Availability of Proxy Materials

for Acreage Holdings, Inc. Annual General Meeting

Meeting Date and Time: 12:00 p.m. (EDT) on Thursday, May 27, 2021

Location: web.lumiagm.com/266205329

Please be advised that the proxy materials for the above noted annual general meeting of shareholders of Acreage Holdings, Inc. (the “Corporation”) are available for viewing and downloading online. This document provides an overview of these materials, but you are reminded to access and review the proxy statement and other proxy materials available online prior to voting. These materials are available at:

https://odysseytrust.com/client/acreage-holdings-inc/

OR

www.sedar.com

Obtaining Paper Copies of the Proxy Materials

Securityholders may request to receive paper copies of the proxy materials related to the above referenced meeting by mail at no cost. Requests for paper copies may be made by contacting:

Toll Free Within North America: 1-833-394-7716

Direct from outside of North America: 1-833-361-5163

Notice of Meeting

The resolutions to be voted on at the meeting, described in detail in the proxy statement, are as follows:

1.	to set the number of directors of the Corporation at eight;

2.	to elect the directors of the Corporation for the ensuing year; and

3.	to appoint Marcum LLP as the auditors of the Corporation for the ensuing year per the Audit Committee’s recommendation, and authorize the directors to fix the remuneration of the auditors.

Voting

To vote your securities, please refer to the instructions on the enclosed Proxy or Voting Instruction Form. Your Proxy or Voting Instruction Form must be received by 12:00 p.m. (EDT) on Tuesday, May 25, 2021.

Stratification

The Corporation is providing paper copies of its Notice of Meeting and Proxy Statement only to those registered shareholders and beneficial shareholders that have previously requested to receive paper materials.

Annual Financial Statements

The Corporation is providing paper copies or emailing electronic copies of its annual financial statements to registered shareholders and beneficial shareholders that have opted to receive annual financial statements and have indicated a preference for either delivery method.